Exhibit 23.1


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Commerce Bancorp, Inc. and Subsidiaries of our report dated January 26, 1996, included in the consolidated financial statements of Commerce Bancorp, Inc. and Subsidiaries.



                                                               ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 28, 1996